Exhibit 16.1

January 5, 2010

Ms. Shawn Powell

General Automotive Company

5422 Carrier Drive Suite 309

Orlando, FL 32819

Dear Ms. Powell:

This is to confirm that the client-auditor relationship between General Automotive Company (Commission File Number 333-137755) and Cross, Fernandez & Riley, LLP has ceased.

SINCERELY,

Cross, Fernandez & Riley, LLP

cc:	PCAOB Letter File

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

201 S. Orange Avenue, Suite 800 • Orlando, FL 32801-3421 • 407-841-6930

2907 W. Bay to Bay Blvd., Suite 360 • Tampa, FL 33629 • 813-414-0121

Fax 407-841-5347 •  www.cfrcpa.com